SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

June 10, 2003
(Date of earliest event reported)

TIB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation)

0000-21329	65-0655973

(Commission File Number)	(IRS Employer
Identification Number)

99451 Overseas Highway, Key Largo, Florida	33037-7808

(Address of Principal Executive Offices)	(Zip Code)

(305) 451-4660

(Registrant’s telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)	On June 10, 2003, TIB Financial Corp. (the “Company”) reported that it had terminated the services of BDO Seidman, LLP as independent auditors and at the same time selected the accounting firm of Crowe Chizek and Company, LLC as independent auditors for the Company for the 2003 fiscal year. BDO Seidman, LLP was dismissed by the Company’s Board of Directors on June 10, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.

Date: June 19, 2003	By:	/s/ Edward V. Lett Edward V. Lett, President and Chief Executive Officer

Date: June 19, 2003	By:	/s/ David P. Johnson David P. Johnson, Executive Vice President and Chief Financial Officer